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                                                                     Exhibit 21


                             TUSCARORA INCORPORATED

                              List of Subsidiaries
                              --------------------

      The following is a complete list of the subsidiaries of the Company:

                                                    Jurisdiction of
        Name of Subsidiary                           Incorporation
------------------------------------------       ----------------------
Alpine Packaging, Inc. (1)                              Colorado

Tuscarora International, Inc. (1)                       Delaware
  Tuscarora, S.A. de C.V. (2)                           Mexico
  Tuscarora de Mexico, S.A. de C.V. (2)                Mexico

Tuscarora Limited (1)                                   England
  Tuscarora (Scotland) Limited (3)                     England


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(1)  100% owned by Tuscarora Incorporated.
(2)  100% owned by Tuscarora International, Inc.
(3)  100% owned by Tuscarora Limited.